Exhibit 10.11
Execution Copy

NRG ENERGY, INC.
Common Shares, Par Value $0.01 Per Share
UNDERWRITING AGREEMENT

August 8, 2006

UNDERWRITING AGREEMENT
          THIS UNDERWRITING AGREEMENT (this “Agreement”) is entered into as of August 8, 2006, by and among NRG Energy, Inc. a Delaware corporation (the “Company”), Credit Suisse International (“International”), Credit Suisse Capital LLC (“CS”) and Credit Suisse Securities (USA) LLC (“CSS” and, together with International and CS, the “CS Purchasers”).
W I T N E S S E T H:
          WHEREAS, pursuant to (i) a Note Purchase Agreement, dated August 8, 2006 (the “Finance I Note Purchase Agreement”), between International, CSS and NRG Common Stock Finance I, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Finance I”), and (ii) a Note Purchase Agreement, dated August 8, 2006 (the “Finance II Note Purchase Agreement” and, together with the Finance I Note Purchase Agreement, the “Note Purchase Agreements”), between International, CSS and NRG Common Stock Finance II, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Finance II” and, together with Finance I, the “Finance Subsidiaries”), International and CSS have agreed to purchase from each Finance Subsidiary, and each Finance Subsidiary has agreed to sell to International and CSS, notes (the “Notes”) having the terms set forth in the Note Purchase Agreements;
          WHEREAS, pursuant to (i) a Preferred Interest Purchase Agreement, dated August 8, 2006 (the “Finance I Preferred Purchase Agreement”), between CS, CSS and Finance I, and (ii) a Preferred Interest Purchase Agreement, dated August 8, 2006 (the “Finance II Preferred Purchase Agreement” and, together with the Finance I Preferred Purchase Agreement, the “Preferred Purchase Agreements”), between CS, CSS and Finance II, CS and CSS have agreed to purchase from each Finance Subsidiary, and each Finance Subsidiary has agreed to sell to CS and CSS, preferred membership interests (the “Preferred Interests”) on each date on which an extension of credit is made under the applicable Note (the sale of Preferred Interests and Notes is referred to herein as, the “Transactions”);
          WHEREAS, pursuant to (i) a Common Interest Purchase Agreement, dated August 8, 2006 (the “Finance I Common Purchase Agreement”), between the Company and Finance I, and (ii) a Common Interest Purchase Agreement, dated August 8, 2006 (the “Finance II Common Purchase Agreement” and, together with the Finance I Common Purchase Agreement, the “Common Purchase Agreements”), between the Company and Finance II, the Company has agreed to purchase from each Finance Subsidiary, and each Finance Subsidiary has agreed to sell to the Company, common membership interests (the “Common Interests”) on each date on which an extension of credit is made under the applicable Note;
          WHEREAS, each Finance Subsidiary will use the proceeds from extensions of credit under the Note and from the issuance and sale of the Preferred Interests and Common Interests to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in open market transactions or privately negotiated transactions;

          WHEREAS, the shares of Common Stock purchased by each Finance Subsidiary (the “Collateral”) will be pledged by such Finance Subsidiary to secure the obligations of such Finance Subsidiary under its Note;
          WHEREAS, to hedge its equity exposure in relation to the Transactions, each CS Purchaser anticipates (a) borrowing shares of Common Stock (the “Shares”) from one or more unrelated third parties, (b) selling such Shares through CSS in connection with a registered public offering of such Shares, and (c) repurchasing a lesser number of Shares in open market transactions (each in the manner contemplated by the Goldman, Sachs & Co. no action letter (available October 9, 2003));
          WHEREAS, the Company has determined that it is in its the best interest to assist the CS Purchasers in connection with a registered sale of the Shares as set forth herein; and
          WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-130549), relating to the registration of certain securities described therein, including the Shares;
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
          1.     Defined Terms.
     (a)     As used herein, the following terms have the following meanings:
          “Base Prospectus”: the prospectus included in the Registration Statement, effective December 21, 2005, in the form first used to confirm sales of Shares (or in the form first made available to CSS by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act).
          “Daily Notional Number of Shares”: has the meaning set forth in the Note Purchase Agreements.
          “Exchange Act”: Securities Exchange Act of 1934, as amended.
          “Existing Debt Documents”: the Credit Agreement, dated February 2, 2006, among the Company, the lenders from time to time party hereto, Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets Inc., as joint lead book runners, joint lead arrangers and as co-documentation agents, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and Citigroup Global Markets Inc., as syndication agent, and the Indentures, each dated February 2, 2006, between the Company, the Guarantors named therein, and Law Debenture Trust Company of New York, governing the Company’s 7.250% Senior Notes due 2014 and 7.375% Senior Notes due 2016, in each case as amended or supplemented from time to time.

          “free writing prospectus”: has the meaning set forth in Rule 405 under the Securities Act.
          “Investor Rights Agreement”: the Investor Rights Agreement, dated as of February 2, 2006, by and among the Company and certain stockholders of the Company.
          “Prospectus”: the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to CSS by the Company to meet requests of Purchasers pursuant to Rule 173 under the Securities Act). For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) under the Securities Act.
          “Purchase Agreements”: the Note Purchase Agreements, the Preferred Purchase Agreements and the Common Purchase Agreements.
          “Reference Period”: has the meaning set forth in the Note Purchase Agreements.
          “Registration Statement”: the registration statement on Form S-3 (File No. 333-130549), as fined with the Securities and Exchange Commission on December 21, 2005 and, as amended to the date of this Agreement (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B).
          “Sale Date”: any Exchange Business Day (as defined in the Note Purchase Agreements) on which the Daily Notional Number of Shares under a Note Purchase Agreement is greater than zero.
          “Securities Act”: the Securities Act of 1933, as amended.
          “Structuring Fee”: the fee payable to CSS pursuant to the Fee Letter dated August 8, 2006, between the Company and CSS.
          “Time of Sale Prospectus”: the Base Prospectus and the preliminary prospectus, if any, together with the free writing prospectuses, if any, as of each applicable Sale Date.
     (b)     Other Definitional Provisions:
                             (i)     As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement” and “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus, if any, or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

                             (ii)     As used herein, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          2.     Representations and Warranties of the Company.   The Company represents and warrants to, and agrees with, CSS and each CS Purchaser that, on the date hereof and at all times during the Reference Period (subject to the notice provisions of Section 6(d)):
          (a)     The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement pursuant to Rule 401(g)(2) of the Securities Act.
          (b)     (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will during the Reference Period comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply at all times during the Reference Period in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares on a Sale Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not at any time during the Reference Period contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus, each as amended or supplemented, based upon information relating to CSS furnished to the Company in writing by CSS.

          (c)     The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will at all times during the Reference Period comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
          (d)     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, Prospectus and Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except (i) to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business or result of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification.
          (e)     Each domestic subsidiary of the Company has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, Prospectus and Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except (i) to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification. Except as set forth in the Registration Statement, Time of Sale Prospectus and Prospectus, all of the issued shares of capital stock, or equity interests, as applicable of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except (i) for directors’ qualifying share or foreign national qualifying capital stock, and (ii) as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing indebtedness as set forth in the Exchange Act Reports of the Company, Registration Statement, Time of Sale Prospectus and Prospectus and existing on the date hereof) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (f)     This Agreement has been duly authorized, executed and delivered by the Company.
          (g)     The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus, the Prospectus, and the Registration Statement.
          (h)     The shares of Common Stock outstanding prior to each issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
          (i)     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, against payment of the consideration set forth herein will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
          (j)     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the consummation of the transactions contemplated by this Agreement and the Purchase Agreements, and the use of the proceeds from each extension of credit under the Note and the issuance and sale of the Preferred Interests and Common Interests will not contravene (i) any provision of the amended and restated certificate of incorporation or the amended and restated by-laws of the Company, (ii) or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (iii) or any applicable law (including Regulation M promulgated under the Securities Act) or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except that, in the case of clauses (ii) and (iii), for any contravention that would not have a Material Adverse Effect on the Company. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, consummation of the transactions contemplated by this Agreement and the Purchase Agreements, or the use of the proceeds from each extension of credit under the Note and the issuance and sale of the Preferred Interests and Common Interests, except (x) for such consents, approvals, authorizations, orders or qualifications that have been obtained or where failure to do so would not have a Material Adverse Effect on the Company and (y) for the registration of the Shares under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. The Company is not aware of any change to the position of the Commission set forth in the Goldman, Sachs & Co. no action letter (available October 9, 2003).
          (k)     There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus, the Prospectus, and the Registration Statement.

          (l)     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings that are disclosed or described in all material respects in the Registration Statement, Time of Sale Prospectus, or the Prospectus and proceedings that are not expected to have a Material Adverse Effect, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Time of Sale Prospectus, or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed, or incorporated by reference as required.
          (m)     Each preliminary prospectus supplement, if any, filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
          (n)     The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          (o)     Except as set forth in the Registration Statement, the Time of Sale Prospectus, or Prospectus, each subsidiary of the Company that is subject to regulation as a “public utility” as such term is defined in the Federal Power Act (“FPA”) has an order from the Federal Energy Regulatory Commission, not subject to any pending challenge, investigation, complaint, or other proceeding (other than generic proceedings generally applicable in the industry) (i) authorizing such subsidiary to engage in wholesale sales of electricity and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA.
          (p)     With respect to any subsidiary that purports to own a “Qualifying Facility” (“QF”) as defined under the Public Utility Regulatory Policies Act and the current rules and regulations promulgated thereunder (“PURPA”), such facility is a QF under PURPA.
          (q)     Except as disclosed in the Registration Statement, the Time of Sale Prospectus, or Prospectus, and except for such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company or any of its subsidiaries (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) have duly obtained, possess, maintain in full force and effect, and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law; (3) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder; (4) are not subject to any pending or, to the best knowledge of the Company or any of its subsidiaries, threatened claim in writing or other legal proceeding under any Environmental Laws against the Company or any of its subsidiaries; and (5) do not have knowledge of any applicable Environmental Laws, or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures for either the installation of new pollution control equipment, or a switch in a project’s fuel or any other material modification of current operations in order to maintain the Company’s or the subsidiaries’ compliance with Environmental Law.

As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species, or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws.
          (r)     Except as described in the Time of Sale Prospectus, the Prospectus, and the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
          (s)     Each Finance Subsidiary (i) has been duly designated as, and is, an “Unrestricted Subsidiary” under the Existing Debt Documents, and (ii) at all times since its formation complied with the covenants set forth in Sections 6(k)(ii) and 6(k)(iii) as if such covenant had been applicable to such Finance Subsidiary on and after its date of formation. The representations and warranties of the Company’s subsidiaries contained in the Purchase Agreements are correct; the Company and its subsidiaries have complied with each of its covenants in each of the Purchase Agreements; and, no default or event of default exists under any of the Purchase Agreements.
          (t)     The Company is eligible to use free writing prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

          3.     Agreements to Sell and Purchase.   The CS Purchasers agree to sell through CSS, on each Sale Date, and CSS, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to sell on behalf of each CS Purchaser, on each Sale Date, the Shares. The Company agrees that it will not have any rights arising from the provisions of this first paragraph of Section 3.
          The Company hereby agrees that, without the prior written consent of CSS, it will not, during the period ending 60 days after the date of each Sale Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. Each of the parties hereto hereby acknowledges that the foregoing sentence does not apply to repurchases of shares by a Finance Subsidiary or any other share repurchase program by the Company for its Common Stock.
          The restrictions contained in the preceding paragraph shall not apply to (A) repurchases of Shares by a CS Purchaser or one of its affiliates, (B) the issuance by the Company of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which CSS has been advised in writing, (C) grants by the Company of employee stock options or other equity-based compensation pursuant to the terms of a plan in effect on the date of this Agreement, (D) transactions by persons other than the Company relating to Common Stock, (E) the filing by the Company of a shelf registration statement with respect to Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or (F) actions undertaken by the Company to comply with the terms of the Investors Rights Agreement.
          4.     Payment and Delivery.   The Shares shall be registered in such names and in such denominations as CSS shall request in writing not later than one full business day prior to the appropriate Sale Date. The Shares shall be delivered on each Sale Date for the account of CSS or to the account of a third party identified by CSS, with any transfer taxes payable in connection with the transfer of the Shares duly paid, against payment of the purchase price therefor. The Company agrees that it shall not have any rights arising from this Section 4.
          5.     Conditions to CSS’ Obligations.   The obligations of CSS on each Sale Date are subject to the following conditions:
          (a)     Subsequent to the execution and delivery of this Agreement and prior to such Sale Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or results of operations of the Company and its combined subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of CSS, is material and adverse and that makes it, in the judgment of CSS, impracticable to market the Shares on the terms and in the manner contemplated in this Agreement and the Time of Sale Prospectus.

          (b)     CSS and each CS Purchaser shall have received on the first Sale Date a certificate, dated such Sale Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company contained in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of the Company contained in this Agreement that are qualified by materiality are true and correct, in each case, as of such Sale Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Sale Date (including, without limitation, the delivery of the letters contemplated by Section 6(h)).
          (c)     CSS and each CS Purchaser shall have received on the first Sale Date an opinion and a negative assurance letter from Kirkland & Ellis LLP, outside counsel for the Company, dated the first Sale Date, covering the matters referred to in Exhibit A-1. Additionally, Tim O’Brien, General Counsel of the Company shall provide opinions, dated the first Sale Date, as CSS and each CS Purchaser shall reasonably request. The opinion and a negative assurance letter of Kirkland & Ellis LLP shall be rendered to CSS and each CS Purchaser at the request of the Company and shall so state therein.
          (d)     CSS shall have received on the first Sale Date an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for CSS, dated the first Sale Date, covering the matters referred to in the last paragraph of Exhibit A-2.
          (e)     CSS and each CS Purchaser shall have received, on each of the date of this Agreement and on the first Sale Date, letters dated the respective dates of delivery thereof, in form and substance satisfactory to CSS and each CS Purchaser, from KPMG LLP and PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the first Sale Date shall use a “cut-off date” not earlier than the date hereof.
          (f)     The delivery to CSS on such Sale Date of such documents as CSS may reasonably request with respect to the good standing of the Company and each Finance Subsidiary and other matters related to the delivery of the Shares.
          6.     Covenants of the Company.   In consideration of the agreements of CSS and each CS Purchaser herein contained, the Company covenants with CSS and each CS Purchaser as follows:
          (a)     To furnish to CSS, without charge, five conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to CSS, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as CSS may reasonably request.

          (b)     Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus (including by causing an additional document to be incorporated by reference into the Registration Statement, the Time of Sale Prospectus or the Prospectus), to furnish to CSS a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which CSS reasonably objects, unless in each case at such time all of the Shares have been sold as contemplated in this Agreement, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
          (c)     To furnish to CSS a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company during the Reference Period and not to use or refer to any proposed free writing prospectus which CSS has not consented to in advance, which consent shall not be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 433(d) under the Securities Act any free writing prospectus required to be filed pursuant to such rule.
          (d)     If:
          (i)     at a time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any representation or warranty made pursuant to Section 2 ceases to be true and correct or any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or
          (ii)     it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder,
          (iii)     the Company shall have received notice under Section 3.1(d) of the Investors Rights Agreement or otherwise that a stockholder of the Company will conduct a registered offering of Common Stock,
          (iv)     the Company shall, at any time, determine that the CS Purchasers and CSS should stop selling shares pursuant to this Agreement, then, the Company promptly will notify CSS and each CS Purchaser of such event, and either (A) (1) prepare and file with the Commission an amendment or supplement which will correct any such statement or omission or effect any such compliance and (2) at its own expense, supply any supplemented Prospectus to CSS in such quantities as CSS may reasonably request or (B) inform CSS and each CS Purchaser that a blackout period (a “Blackout”) has commenced and instruct each such person to discontinue offers and sales of the Shares until such time as the Company informs CSS and each CS Purchaser that offers and sales may be resumed (such days during which offers and sales of the Shares are so discontinued, “Suspension Days”) and, if the Company elects to so instruct CSS and each CS Purchaser, CSS and each CS Purchaser shall follow such instructions.

          (e)     To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as CSS shall reasonably request, provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.
          (f)     To make generally available to the Company’s security holders and to CSS as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement and the last day of the Reference Period which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
          (g)     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the preliminary prospectus, if any, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to CSS, CS Purchaser and dealers, if any, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to CSS, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for CSS in connection with such qualification and in connection with the Blue Sky memorandum, which shall not exceed $25,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to CSS incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, CSS will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

          (h)     Upon (i) the date of the filing by the Company with the SEC of a Quarterly Report on Form 10-Q or a Current Report on Form 8-K, (ii) the date that is 30 days after the last date on which the letters described in this Section (h) have been delivered, and (iii) at the request of CSS or any CS Purchaser, the date of the furnishing by the Company with the SEC of a Current Report on Form 8-K, unless at such time all of the Shares have been sold as contemplated in this Agreement, the Company shall deliver, or cause to be delivered, to CSS and each
CS Purchaser:
(a)	A negative assurance letter dated such date from Kirkland & Ellis LLP and addressed to the CS Purchasers and CSS confirming as of such date the statements contained in the negative assurance letter of Kirkland & Ellis LLP set forth on Exhibit A-1 hereto. (The negative assurance letter of Kirkland & Ellis LLP shall be rendered to CSS and each CS Purchaser at the request of the Company and shall so state therein.)

(b)	A negative assurance letter dated such date from Latham & Watkins LLP and addressed to CSS confirming as of such date the statements contained in the negative assurance letter of Latham & Watkins LLP set forth on Exhibit A-2 hereto.

(c)	Letters dated such date, in form and substance satisfactory to CSS and each CS Purchaser, from KPMG LLP and (if requested by CSS or any CS Purchaser) PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the first Sale Date shall use a “cut-off date” not earlier than such date; provided that in connection with a filing on Form 8-K (other than a filing pursuant to Item 1.03, Section 2, and Section 4 thereof) any such letter from KPMG LLP will only need to be delivered upon request.

(d)	An officers certificate dated such date confirming that the conditions set forth in Section 5 have been satisfied with respect to each Sale Date occurring since the date hereof or since the date of the most recent officers certificate delivered pursuant to this Section (h), if later.
In the event that the Company does not satisfy such request, then CSS may instruct the Company that each subsequent day, to the date of delivery, be deemed a Suspension Day.

     (i)     The Company shall cause each of the conditions set forth in Section 5 to be satisfied on or before the first Sale Date.
     (j)     To afford CSS, each CS Purchaser and any affiliates of CSS or any CS Purchaser on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions pursuant to which CSS, any CS Purchaser or any affiliates of CSS acts as an underwriter of equity securities (including, without limitation, the availability of the chief financial officer and general counsel to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).
     (k)     The Company agrees to take all actions necessary (i) to cause each Finance Subsidiary to remain an “Unrestricted Subsidiary” under the Company’s Existing Debt Documents, (ii) to cause each Finance Subsidiary to comply with its organizational documents and not to amend, modify or supplement (or cause to be amended, modified or supplemented) any provision of, terminate or otherwise change any provision of its organizational documents, (iii) to cause each Finance Subsidiary not to take any action or cause any action to be taken that shall submit NRG or any of its other subsidiaries to any proceeding under any applicable law involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally, and (iv) to cause each Finance Subsidiary to (A) maintain its own books and records and bank accounts separate from those of the Company and any other person, (B) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets, (C) cause its managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities, (D) hold itself out to creditors and the public as a legal entity separate and distinct from the Company and any other person, (E) prepare separate financial statements and separate tax returns, if separate returns for the Company are required under applicable tax law, or if part of a consolidated group, then it will be shown as a separate member of such group, and pay any taxes required to be paid under applicable tax law, (F) pay the salaries of its own employees, if any, (G) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates, (H) transact all business with affiliates on an arm’s-length basis and pursuant to enforceable agreements, (I) conduct business in its own name, use separate invoices, stationery and checks and strictly comply with all organizational formalities to maintain its separate existence, (J) not commingle its assets or funds with those of any other person, (K) not hold out its credit or assets as being available to satisfy the obligations of others, (L) not assume, guarantee or pay the debts or obligations of any other person or otherwise pledge its assets for the benefit of any other person, (M) correct any known misunderstanding regarding its separate identity, (N) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, (O) pay its own liabilities only out of its own funds, (P) cause the managers and any officers, managers, agents and other representatives of such Finance Subsidiary to act at all times with respect to such Finance Subsidiary and the Company consistently and in furtherance of the foregoing and in the best interests of such Finance Subsidiary, and (Q) to reflect the transactions by each Finance Subsidiary on its financial statements in accordance with GAAP and provide footnote disclosure in such financial statements to indicate that the assets of a Finance Subsidiary are not available to the general creditors of the Company or its subsidiaries (other than such Finance Subsidiary).

     (l)     The Company agrees that no portion of the proceeds of the Note or Preferred Interests shall be used in any manner that causes or might cause an extension of credit under the Note or the application of such proceeds to violate any provision of the Exchange Act or to violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.
          7.     Covenants of CSS. CSS hereby represents and agrees that:
     (a)     It has not made, and will not make any offer relating to the Shares that would constitute a free writing prospectus, without the prior consent of the Company, which consent shall not be unreasonably withheld.
     (b)     Any free writing prospectus used or referred to by it will not be subject to broad unrestricted dissemination and will not be required to be filed with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by CSS, without the prior written consent of the Company, which consent shall not be unreasonably withheld.
     (c)     Any free writing prospectus used or referred to by it, except any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, as to which CSS makes no representation or warranty, complied in all material respects with the Securities Act.
          8.     Indemnity and Contribution.
          (a)     The Company agrees to indemnify and hold harmless CSS and each CS Purchaser and each person, if any, who controls CSS or any CS Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of CSS or any CS Purchaser within the meaning of Rule 405 under the Securities Act (provided that the Company’s indemnification obligation shall not extend to any free writing prospectus required to be filed by the Company due to CSS’ breach of the covenants set forth in Section 7), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, if any, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto (if the Company furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (i) with respect to the Registration Statement or any amendment thereof, not misleading, and (ii) with respect to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto (if the Company furnished any amendments or supplements thereto), not misleading in the light of the circumstances under which they were made, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to CSS or a CS Purchaser furnished to the Company in writing by CSS or CS Purchaser expressly for use therein.

     (b)     CSS agrees to indemnify and hold harmless the Company, each CS Purchaser, the directors of the Company and each CS Purchaser, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any CS Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to CSS and the CS Purchasers, but only with reference to information relating to CSS furnished to the Company in writing by CSS expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto.
     (c)     Each CS Purchaser agrees to indemnify and hold harmless the Company, CSS, the directors of the Company and CSS, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or CSS within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity in subsection (a) above from the Company to CSS and the CS Purchasers, but only with reference to information relating to such CS Purchaser furnished to the Company in writing by such CS Purchaser expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto.
     (d)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 8 the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless 1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or 2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by CSS, in the case of parties indemnified pursuant to Section 8(a), by the Company, in the case of parties indemnified pursuant to Section 8(b), and by the CS Purchaser, in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e)     To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and CSS and the CS Purchaser, as applicable, on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Notes and Preferred Interests (before deducting expenses) received by the Finance Subsidiaries, on the one hand, and the Structuring Fee received by CSS, on the other hand, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and CSS and the CS Purchaser, as applicable, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by CSS, by the CS Purchaser, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (f)     The Company, CSS and each CS Purchaser, agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, neither CSS nor any CS Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten and distributed to the public were offered to the public exceeds the amount of any damages that CSS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g)     The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of CSS or any person controlling CSS or any affiliate of CSS or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company, (iii) any investigation made by or on behalf of the CS Purchaser or any person controlling the CS Purchaser or any affiliate of the CS Purchaser or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iv) acceptance of and payment for any of the Shares.
          9.     Termination.   CSS may terminate this Agreement at any time by notice to the Company and each CS Purchaser if after the execution and delivery of this Agreement and prior to any Sale Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in the securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in CSS’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in CSS’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus. CSS shall not be obligated to close the purchase and sale of any shares pursuant to this Agreement on any date on which this Agreement is terminated pursuant to this Section 9.

          CSS may terminate this Agreement for any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement. If this Agreement shall be terminated by CSS because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse CSS for all out-of-pocket expenses (including the fees and disbursements of their counsel, but without duplication of any reimbursement obligation pursuant to any other agreement) reasonably incurred by CSS in connection with this Agreement or the offering contemplated hereunder. In the event that the this Agreement is terminated pursuant to this Section 9, each day subsequent to such termination shall be deemed a Suspension Day.
          10.     Effectiveness.   This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          11.     Successors and Assigns.   This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from CSS shall be deemed a successor or assign solely by reason of such purchase.
          12.     Counterparts.   This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          13.     Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
          14.     Headings.   The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
          15.     No Fiduciary Duty.   The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services CSS or any CS Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by CSS or any CS Purchaser: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and CSS and any CS Purchaser, on the other, exists; (ii) neither CSS nor any CS Purchaser is acting as advisor, expert or otherwise, to the Company, and such relationship between the Company on the one hand, and CSS and each CS Purchaser, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that CSS or any CS Purchaser may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) CSS and each CS Purchaser and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against CSS or any CS Purchaser with respect to any breach of fiduciary duty in connection with the sale of the Shares.
          16.     Covenant of the CS Purchaser.   Each CS Purchaser agrees to provide a report to the Company promptly upon completion of its sale of the Shares under this Agreement, which report shall include the date of such completion and the price or prices at which the Shares were sold to the public by CSS or such CS Purchaser, as the case may be.

NRG Energy, Inc.

By:	/s/ Robert C. Flexon

Name: Robert C. Flexon
Title: Executive Vice President, CFO

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

By:	/s/ Timothy Block
Name: Timothy Block
Title: Managing Director

Credit Suisse International

By:	/s/ Laura Muir
Name: Laura Muir
Title: Authorized Signatory

By:	/s/ Christian Bettley
Name: Christian Bettley
Title: Authorized Signatory

Credit Suisse Capital LLC

By:	/s/ Sean T. Brady
Name: Sean T. Brady
Title: Managing Director

EXHIBIT A-1
FORM OF OPINION OF KIRKLAND & ELLIS LLP
TO BE DELIVERED PURSUANT
TO SECTION 5(C)
(attached)

EXHIBIT A-2
FORM OF OPINION OF LATHAM & WATKINS LLP
TO BE DELIVERED PURSUANT
TO SECTION 5(D)
(attached)